EXHIBIT 5
September 22, 2006
Archer-Daniels-Midland Company
4666 Faries Parkway
Decatur, Illinois 62526
Ladies and Gentlemen:
     This opinion is furnished in connection with the proposed registration under the Securities Act of 1933, as amended (the “Securities Act”), by Archer-Daniels-Midland Company, a Delaware corporation (the “Company”), of Debt Securities of the Company (the “Debt Securities”), Common Stock of the Company, no par value (the “Shares”), and warrants (the “Warrants”) to purchase any of the Debt Securities (“Warrant Debt Securities”) or the Shares. The Debt Securities will be issued from time to time under an Indenture dated as of September 20, 2006 (the “Indenture”) between the Company and JPMorgan Chase Bank. The Warrants to purchase Debt Securities, and in some cases, the Warrants to purchase Shares, will be issued from time to time under one or more warrant agreements between the Company and a banking institution (a “Warrant Agent”) organized under the laws of the United States or one of the states thereof (each, a “Warrant Agreement”). We have examined such corporate records and other documents, including the Registration Statement of the Company on Form S-3 to which this opinion is an exhibit relating to the Debt Securities, the Shares, the Warrants and the Warrant Debt Securities (the “Registration Statement”), and have reviewed such matters of law as we have deemed necessary for this opinion, and we advise you that in our opinion:
     1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.
     2. When Debt Securities or Warrant Debt Securities of a particular series have been duly authorized by the Board of Directors of the Company, or a duly authorized committee thereof, or a duly authorized officer of the Company, and duly executed by proper officers of the Company and duly authenticated by or on behalf of the Trustee, and when the Debt Securities of such series have been issued, delivered and paid for as contemplated in the Registration Statement, including a prospectus supplement relating to the Debt Securities of such series, and, in the case of Warrant Debt Securities, the Warrant Debt Securities of such series have been issued, delivered and paid for as contemplated in the related Warrant Agreement and Warrants, the Debt Securities or Warrant Debt Securities of such series will be legally issued, valid and binding obligations of the Company entitled to the benefits of the Indenture.
     3. When a Warrant Agreement relating to Warrants of a particular series of Debt Securities has been duly executed and delivered by the Company and the Warrant Agent, when such Warrants and the related Warrant Debt Securities of a particular series have been duly authorized by the Board of Directors of the Company, or a duly authorized committee thereof, or a duly authorized officer of the Company, and Warrant Certificates for such Warrants have been duly executed by proper officers of the Company and duly countersigned by the Warrant Agent and when such Warrants and Warrant Certificates have been issued, delivered and paid for as contemplated in the Registration Statement, including a prospectus supplement relating to such Warrants, such Warrants will be legally issued, valid and binding obligations of the Company entitled to the benefits of the Warrant Agreement.
     4. When the issuance of the Shares has been duly authorized by appropriate corporate action and the certificates evidencing such Shares have been duly executed and delivered against payment of the authorized consideration therefor, such Shares will be legally issued, fully paid and non-assessable.
     5. When the issuance of Warrants to purchase Shares has been duly authorized by appropriate corporate action and the Warrant Certificates for such Warrants have been duly executed and delivered by proper officers of the Company and duly countersigned by any Warrant Agent and when such Warrants and Warrant Certificates have been issued and delivered against payment of the authorized consideration therefor, such Warrants will be legally issued, valid and binding obligations of the Company entitled to the benefits contained in the Warrant Certificates and any Warrant Agreement.
     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in any prospectus supplement to the prospectus constituting a part of the Registration Statement and to the references to our firm wherever appearing therein.

Very truly yours, FAEGRE & BENSON LLP
By	/s/ W. Morgan Burns
W. Morgan Burns
Partner